UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GABELLI ETFs TRUST

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	See Below (I.R.S. Employer Identification No.)

One Corporate Center
Rye, New York 10580-1422
(Address of Principal Executive Offices)

Copies to:

Peter Goldstein, Esq. Gabelli ETFs Trust One Corporate Center Rye, New York 10580-1422	Michael R. Rosella, Esq. Paul Hastings LLP 200 Park Avenue New York, New York 10166

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Gabelli High Income ETF	NYSE Arca	39-4646554

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-238109

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Explanatory Note

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Gabelli High Income ETF, a series of Gabelli ETFs Trust (the “Trust”) to be registered hereunder is set forth in the Post-Effective Amendment No. 24 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-238109 and 811-23568), as filed with the Securities and Exchange Commission on October 21, 2025, pursuant to Rule 485(b) under the Securities Act of 1933, as amended, which descriptions are incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. The necessary exhibits will be supplied to the NYSE Arca and are not filed with or incorporated by reference to this Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 21, 2025

GABELLI ETFs TRUST

By:	/s/ John C. Ball
Name:	John C. Ball
Title:	President